                                                              EXHIBIT (a)(1)(C)

                         Notice of Guaranteed Delivery
                   (Not to be used for Signature Guarantees)

                     For Tender of Shares of Common Stock
            (Including the Associated Common Stock Purchase Rights)

                                      of

                                BI Incorporated

                       Pursuant to the Offer to Purchase
                             dated August 18, 2000

                                      by

                        KBII Acquisition Company, Inc.

                      A Direct Wholly Owned Subsidiary of

                              KBII Holdings, Inc.

   As set forth under Section 3, "Procedures for Tendering Shares" in the Offer to Purchase, dated August 18, 2000, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the "Certificates") representing shares of BI Incorporated, a Colorado corporation (the "Company") common stock, no par value per share (the "Common Stock") inclusive of their respective associated Common Stock purchase rights (the "Rights, " and together with the Common Stock, the "Shares"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit Certificates and all other required documents to reach Computershare Investor Services LLC (the "Depositary") prior to the Expiration Date (as defined in Section 1, "Terms of the Offer; Expiration Date" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmitted by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in Section 3, "Procedures for Tendering Shares" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under Section 3, "Procedures for Tendering Shares."

                       The Depositary for the Offer is:

                      Computershare Investor Services LLC

                                 By Telephone
                                (212) 701-7624

          By Mail:            By Facsimile Transmission:    By Hand/Overnight Courier:

   Computershare Investor                                Computershare Investor Services
        Services LLC                (FOR ELIGIBLE                      LLC
    Wall Street Station           INSTITUTIONS ONLY)            Wall Street Plaza
       P.O. Box 1023                (212) 701-7636          88 Pine Street, 19th Floor
 New York, New York 10268-
            1023                                             New York, New York 10005

                        Confirm Facsimile by Telephone:

                                (212) 701-7624
                            (for Confirmation Only)

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instruction via facsimile transmission other than as set forth above will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

    The undersigned hereby tenders to KBII Acquisition Company, Inc., a Colorado corporation and a direct wholly owned subsidiary of KBII Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under Section 3, "Procedures for Tendering Shares."

 Name of Record Holder(s): _________________________________________________

 Address(es): ______________________________________________________________

 Area Code(s) and Tel. No(s).: (home) ________________(work)________________

 Signature(s): _____________________________________________________________

 Date: _____________________________________________________________________

 Number of shares of Common Stock: _________________________________________

 Certificate Number(s) if available: _______________________________________

 If shares of Common Stock will be tendered by book-entry transfer check box:

 [_] The Depository Trust Company

 Account Number: __________________________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, an Eligible Institution (as defined in Section 3, "Procedures for Tendering Shares" of the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, either the Certificates representing the Shares tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days (as defined in Section 3, "Procedures for Tendering Shares" of the Offer to Purchase) after the date hereof.

 Name of Firm: _____________________________________________________________

 ___________________________________________________________________________
                             (Authorized Signature)

 Address: __________________________________________________________________
                                                                   (Zip Code)

 Area Code and Tel. No.: ___________________________________________________

 Name: _____________________________________________________________________
                                 (Please Print)

 Address: __________________________________________________________________

 Date: __________________

    NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY;
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.